October 26, 2006


AVP, Inc.
6100 Center Drive, Suite 900
Los Angeles, CA 90045

Ladies and Gentlemen:

                  We refer to the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, being filed by AVP, Inc., a Delaware Corporation, (the "Company"), with the Securities and Exchange Commission, relating to the 30,000,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), that will be issued and sold pursuant to the Company's 2005 Stock Incentive Plan (the "2005 Plan" and such shares to be issued under the 2005 Plan, the "Shares").

                  We are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions of the 2005 Plan will be duly and validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to us in Part I of the Registration Statement under the caption "Legal Matters".

                                                           Very truly yours,

                                                           /s/ Loeb & Loeb LLP

                                                           Loeb & Loeb LLP